Press Release	Source: Silver Dragon Resources Inc.

Silver Dragon Discovers Significant Silver-Lead-Zinc Surface
Mineralization At Dadi Project, Northern China
Monday January 14, 8:00 am ET

BEIJING, Jan. 14, 2008 (PRIME NEWSWIRE) -- Silver Dragon Resources Inc. (OTC BB:SDRG.OB - News) is pleased to announce the discovery of two mineralization areas on its Dadi Property, approximately 300 metres apart from each other, each hosting multiple parallel silver-lead-zinc mineralization zones. Ground prospecting, mapping, geochemical and geophysical surveys have outlined two significant exploration targets. Field crews have identified two separate areas of mineralization. Highlights from the surface discoveries include the following:

West Mineralized Area highlights (surface trench data):
25.3 metres averaging 357.4 g/t Ag, 2.56% Pb and 0.26% Zn
2.80 metres averaging 841.8 g/t Ag, 2.50% Pb and 0.58% Zn

East Mineralized Area highlights (surface trench data):
5.90 metres averaging 740.6 g/t Ag, 5.85% Pb and 0.82% Zn
5.80 metres averaging 691.9 g/t Ag, 3.11% Pb and 2.03% Zn

Within the West Mineralized Area, surface trenches revealed nine (I - IX) parallel Ag-Pb-Zn zones with total cumulative thickness of 66.2 metres. Within the East Mineralized Area, surface trenches revealed six (X - XV) parallel Ag-Pb-Zn zones with total cumulative thickness of 20.3 metres. Table 1 below provides assay results of the West and East mineralization areas and Figure 1 below illustrates the trenches and corresponding zones discovered at the West mineralization area.

Table 1.

West and East Mineralized Areas of Dadi Property
Thickness and Grades of Mineralization Zones
West Mineralized Area
		Weighted average
Zone	Thickness (m)	grade (g/t, %, %)
		Ag	Pb	Zn
I	3.1	530.0	8.25	0.45
II	14.3	136.9	1.24	0.23
III	3.5	80.2	0.59	0.15
IV	2.9	72.7	0.38	0.48
V	2.1	88.9	1.18	1.05
VI	2.8	841.8	2.50	0.58
VII	2.5	208.7	1.41	0.58
VIII	9.7	195.2	1.76	0.37
IX	25.3	357.4	2.56	0.26

East Mineralized Area
		Weighted average
Zone	Thickness (m)	grade (g/t, %, %)
		Ag	Pb	Zn
X	2.00	70.8	0.66	0.17
XI	0.60	43.8	0.68	0.54
XII	5.90	740.6	5.85	0.82
XIII	5.80	691.9	3.11	2.03
XIV	1.00	91.5	0.14	0.10
XV	5.00	311.1	2.79	0.93

A file archive graphic of the Dadi Trench Map with West Mineralized Area is available at http://media.primezone.com/cache/8700/file/5111.jpg

All trenches were orientated perpendicular to the strike of the mineralization. Surface rock exposed in the trenches was partially oxidized and in several cases, shorter trenches near the main trench, were dug to expose the fresh unoxidized mineralization. In most cases the deeper trenches recorded assays higher than those taken at the surface in the main trench For example, a 1.8 metre trench near the main trench through zone IX, assayed 754.7 g/t Ag, 6.69% Pb and 0.42% Zn. Most of these deeper trenches were not taken within the main trench illustrated in the diagram above, and thus do not account in the assays provided in the table. The newly discovered mineralization in both areas appears to be sub-parallel to the bedding and potentially steeply dipping to near vertical. The boundaries of mineralization are gradual and identification of the total thickness was obtained through assays versus visual inspection. A geophysical survey carried out over these areas also suggests a near vertical dip and indicates a strike length of 1,000 metres for the West area and 1,250 metres for the East area.

The geochemical and geophysical surveys during this past season were successful in identifying significant new targets at Dadi. These discoveries will be followed up with a detailed exploration plan, including drilling to determine the potential size of these areas as the 2008 field season begins. Field exploration will also look for additional potential, particularly in areas where there is soil cover. The Dadi Project has 60%-70% soil cover, and with these new discoveries, a focused effort will determine the potential in the soil covered areas. Silver Dragon is compiling additional geology maps and sections for Dadi which will be placed on the website upon completion.

Background on Dadi

Dadi is one of the nine properties of Sanhe Sino-Top Resources and Technologies Ltd. (``Sino-Top''), a Chinese company which holds the exclusive exploration and mining rights to these properties including a silver mine located in the prolific Erbahuo Silver District in Inner Mongolia, China. Silver Dragon has a 90% ownership interest in Sanhe Sino-Top. The Dadi exploration area, covering 12.48 square kilometers, is located in Chifeng, Inner Mongolia. The property is located in the Mesozoic volcanic basin in Keshiketeng County, Inner Mongolia, China.

Geologically, the Dadi property is located in the south edge of the Daxinganling metallogenic belt and at the joint between the Daxinganling mountain chain (with north-east direction) and the Xilamulunhe structure belt which trends in an east-west direction. These two structural belts are also two major ore-forming belts of China. This entire tectonic setting provides a dynamic geologic environment for the development of mineralizing systems. The major exposed rocks in the Dadi Property are Upper Jurassic Baiyinggaolao Formation dacitic tufaceous lava, dacitic tuff, rhyolitic tuff, and tufaceous sendstone and conglomerate, among which dacitic tufaceous lava and dacitic tuff are the main host rocks of mineralization.

Additional Information

Diagrams and tables detailing some of the matters described herein are attached to this news release. If you are missing these, please download this news release from Silver Dragon's website at http://www.silverdragonresources.com, to which they are attached, or contact us at the numbers listed below. About Silver Dragon Resources Inc.

Silver Dragon Resources Inc. is a mining and metal company focused on the exploration, acquisition, development and operation of silver mines in proven silver districts globally. Silver Dragon's objective is to acquire silver mining assets that contain promising exploration targets, have highly leveraged, out-of-the-money silver deposits, and/or are producing properties with significant untapped exploration potential. It is management's objective to grow Silver Dragon into a significant silver producer by developing the Cerro las Minitas and Erbahuo projects in Mexico and China respectively. For more information, please visit the Company's website at: http://www.silverdragonresources.com (now available in Chinese).

The Silver Dragon Resources Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=4242

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein which are not historical, such as statements regarding the exploration and development of the Dadi Silver Project, outcome and timing for the completion of further assays and metal amounts in partial assay results, are forward-looking statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words ``expects,'' ``plans,'' ``anticipates,'' ``believes,'' ``intends,'' ``estimates,'' ``projects,'' ``aims,'' ``potential,'' ``goal,'' ``objective,'' ``prospective,'' and similar expressions, or that events or conditions ``will,'' ``would,'' ``may,'' ``can,'' ``could'' or ``should'' occur. Information inferred from the interpretation of assay results and information concerning mineralization zones may also be deemed to be forward looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the company's control with respect to future assay results, delays in testing and evaluation of assays, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

Contact:

Silver Dragon Resources Inc.
Marc Hazout, President
(416) 223-8500
1-866-512-SDRG (7374)
info@silverdragonresources.com
Investor Relations
Alex Motta
(416) 223-8500
1-866-512-SDRG (7374)
info@silverdragonresources.com